SCHEDULE A
                         Amended as of December 11, 1998


Name of Fund                                                Fee*
------------                                                ----

  1. Victory Balanced Fund                                  1.00%
  2. Victory Diversified Stock Fund                          .65%
  3. Victory Government Mortgage Fund                        .50%
  4. Victory Growth Fund                                    1.00%
  5. Victory Financial Reserves Fund                         .50%
  6. Victory Fund for Income                                 .50%
  7. Victory Institutional Money Market Fund                 .25%
  8. Victory Intermediate Income Fund                        .75%
  9. Victory International Growth Fund                      1.10%
 10. Victory Investment Quality Bond Fund                    .75%
 11. Victory Limited Term Income Fund                        .50%
 12. Victory National Municipal Bond Fund                    .55%
 13. Victory New York Tax-Free Fund                          .55%
 14. Victory Ohio Municipal Bond Fund                        .60%
 15. Victory Ohio Municipal Money Market Fund                .50%
 16. Victory Ohio Regional Stock Fund                        .75%
 17. Victory Prime Obligations Fund                          .35%
 18. Victory Opportunity Value Fund
      (eff 3/29/99 Small Company Opportunity Fund)          **
 19. Victory Special Value Fund                             1.00%
 20. Victory Stock Index Fund                                .60%
 21. Victory Tax-Free Money Market Fund                      .35%
 22. Victory U.S. Government Obligations Fund                .35%
 23. Victory Value Fund                                     1.00%
 24. Victory Federal Money Market Fund                       .25%
 25. Victory Convertible Securities Fund                     .75%
 26. Victory LifeChoice Conservative Investor Fund           .20%
 27. Victory LifeChoice Growth Investor Fund                 .20%
 28. Victory LifeChoice Moderate Investor Fund               .20%
 29. Victory Maine Municipal Bond Fund (Intermediate)        .55%
 30. Victory Maine Municipal Bond Fund (Short-Intermediate)  .55%
 31. Victory Michigan Municipal Bond Fund                    .60%
 32. Victory Equity Income Fund                              .75%
 33. Victory National Municipal Bond Fund (Long)             .60%
 34. Victory National Municipal Bond (Short-Intermediate)    .55%
 35. Victory Established Value Fund                         **
 36. Victory Gradison Government Reserves Fund              ***

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*       As a percentage of average daily net assets. Note, however, that the
        Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time. Any such voluntary waiver will be irrevocable and determined in advance of rendering investment advisory services by the Adviser, and shall be in writing and signed by the parties hereto.

** Based on the average daily net assets at an annual rate of 0.65% on the first $100 million, 0.55% on the next $100 million, 0.45% in excess of $200 million.

*** Based on the average daily net assets at an annual rate of 0.50% on the first $400 million, 0.45% on the next $600 million, 0.40% on the next $1 billion, and 0.35% in excess of $2 billion.